UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 6, 2021

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097

State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:
 (808) 543-5662

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Hawaiian Electric Industries, Inc.	Common Stock, Without Par Value	HE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2021, American Savings Bank, F.S.B. (“ASB”), a wholly owned subsidiary of Hawaiian Electric Industries, Inc. (“HEI”), announced that Ann Teranishi was named President and Chief Executive Officer of ASB, effective May 7, 2021. Ms. Teranishi succeeds Richard F. Wacker, who served in those roles at ASB since 2010 and is a “named executive officer” of HEI. This leadership transition is part of a succession planning process and is not related to ASB’s operational performance or financial condition. A copy of the press release announcing Ms. Teranishi’s appointment is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

In connection with his departure from ASB, Mr. Wacker, ASB and HEI entered into an Executive Separation and Release Agreement, dated May 5, 2021 (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Wacker’s resignation from all positions held at or on behalf of ASB is effective as of the close of business on May 7, 2021 and ASB will pay Mr. Wacker $5 million, less applicable taxes. In addition, for a two year period, HEI and ASB have agreed to match charitable donations made by Mr. Wacker and his spouse, at a rate of two dollars for every dollar donated, up to a maximum contribution by HEI and ASB of $1 million. The Separation Agreement provides for the settlement and release of EEOC claims by Mr. Wacker against HEI and ASB.

The Separation Agreement also provides for certain customary covenants regarding confidentiality and non-disparagement and restrictive covenants relating to non-competition and non-solicitation.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which will be filed by HEI as an exhibit to its Quarterly Report on Form 10-Q for the period ending June 30, 2021.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit 99.1	American Savings Bank President and CEO Rich Wacker Announces His Departure; Executive Vice President of Operations Ann Teranishi Named as Wacker’s Successor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Registrant)
/s/ Gregory C. Hazelton
Gregory C. Hazelton
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

Date: May 6, 2021

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